UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Centrus Energy Corp.

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Centrus Energy Corp.

6901 Rockledge Drive, Suite 800

Bethesda, Maryland 20817

April 23, 2019

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held on Thursday, June 6, 2019, at 10:00 a.m., Eastern Time. We are pleased that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the meeting, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/LEU2019 and entering your secure control number, which can be found on your proxy card or the Notice Regarding the Internet Availability of Proxy Materials. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts.

At the meeting, you will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders, which describes the formal business to be conducted at the annual meeting and follows this letter.

Your vote is important no matter how many shares you own. We encourage you to vote your shares today. You may vote by using telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, by completing and returning the enclosed proxy card in the postage-paid envelope provided.

We appreciate your continued confidence in the Company and look forward to your participation at our annual meeting.

Sincerely,

Mikel H. Williams	Daniel B. Poneman
Chairman of the Board	President and Chief Executive Officer

Centrus Energy Corp.

6901 Rockledge Drive, Suite 800

Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2019

The Annual Meeting of Stockholders of Centrus Energy Corp. will be held on Thursday, June 6, 2019, at 10:00 a.m., Eastern Time, online via live webcast www.virtualshareholdermeeting.com/LEU2019, for the following purpose:

1.	To elect the seven director nominees for a term of one year;

2.	To hold an advisory vote to approve executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2019; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

We are enclosing a copy of the Company’s Annual Report for the year ended December 31, 2018 with this Notice and Proxy Statement.

The record date for determining stockholders entitled to notice of, and to vote at, the meeting was the close of business on April 9, 2019. Please use telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, complete and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience to vote your shares. Telephone and Internet voting information is provided on your proxy card or Notice Regarding the Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2019: This proxy statement and our Annual Report for the year ended December 31, 2018 are available free of charge at www.proxyvote.com.

By Order of the Board of Directors,

Dennis J. Scott
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Bethesda, Maryland

April 23, 2019

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

CENTRUS ENERGY CORP. 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Time, Thursday, June 6, 2019
Place:	Online via live webcast. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/LEU2019
Record Date:	April 9, 2019
Voting:	Holders of our Class A common stock as of the record date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Board Vote Recommendation
Election of seven directors	For all the director nominees
Management proposals
Advisory vote to approve executive compensation	For
Ratification of PricewaterhouseCoopers LLP as auditor for 2019	For
Transact other business that properly comes before the meeting

BOARD NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	EC	AFC	CNGC	TCRC
Mikel H. Williams	62	2013	Chief Executive Officer, Targus International, LLC	X	X	X		X
Michael Diament	50	2013	Private Investor	X	X		X	X
W. Thomas Jagodinski	62	2014	Private Investor	X	X	X
Patricia J. Jamieson	64	2014	Chief Financial Officer, Boyd Watterson Asset Management Co.	X		X	X
William J. Madia	71	2008	Vice President, Stanford University	X	X			X
Daniel B. Poneman	63	2015	President and Chief Executive Officer		X
Neil S. Subin	55	2017	Managing Member and Chairman of the Board of Broadbill Investment Partners, LLC	X			X

EC	Executive Committee
AFC	Audit and Finance Committee
CNGC	Compensation, Nominating and Governance Committee
TCRC	Technology, Competition and Regulatory Committee

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PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Centrus Energy Corp. (“Centrus,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at Centrus’ 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held online via live webcast at www.virtualshareholdermeeting.com/LEU2019, on June 6, 2019, beginning at 10:00 a.m., Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting.

References in this proxy statement to “common stock” or “shares” refer to Centrus’ Class A common stock unless we state otherwise or the context otherwise requires.

A Notice Regarding the Internet Availability of Proxy Materials is expected to be mailed to certain of our stockholders starting on approximately April 23, 2019. Stockholders may access these materials and vote over the Internet or request delivery of a full set of materials by mail or e-mail by following the instructions on the Notice. If you receive the separate Notice Regarding the Internet Availability of Proxy Materials, you will not receive a paper or e-mail copy of the proxy materials unless you request one in the manner set forth in the Notice. If you did not receive a Notice Regarding the Internet Availability of Proxy Materials or a copy of the proxy materials by e-mail, you will receive a paper copy of this Proxy Statement, proxy card and our Annual Report for the year ended December 31, 2018, which we expect to mail to our stockholders starting on approximately April 23, 2019.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 6, 2019: This Proxy Statement and our Annual Report for the year ended December 31, 2018 are available free of charge at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the seven director nominees for a term of one year;

•	Proposal 2: Advisory vote to approve executive compensation;

•	Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2019; and

•	Such other business as may properly come before the meeting or any adjournments thereof.

How does the board of directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the seven director nominees for a term of one year;

•	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2019.

Who may vote at the meeting?

Holders of our Class A common stock at the close of business on the record date of April 9, 2019 may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

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•	held directly in your name with our transfer agent, Computershare, as a “stockholder of record;” and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name” for a “beneficial owner”).

How do I participate in the meeting?

This year, our Annual Meeting will be held exclusively online via a live webcast. There will be no physical meeting location. The virtual nature of the meeting will enable us to communicate more effectively with our stockholders. Stockholders will be able to listen, vote and submit questions from any location with Internet connectivity.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/LEU2019 and enter the 16-digit control number included on your proxy card or Notice Regarding the Internet Availability of Proxy Materials. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts. The meeting will begin promptly at 10:00 a.m. on June 6, 2019. An audio broadcast of the Annual Meeting will be available by telephone toll-free at (877) 328-2502 and provide the 16-digit control number included on your proxy card or Notice Regarding the Internet Availability of Proxy Materials to the operator.

If you wish to submit a question, you may submit your question during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/LEU2019, type your question into the “Ask a Question” field, and click “Submit.” If you are listening to the audio broadcast of the Annual Meeting via the toll-free number, you will not be able to submit questions by telephone; you will need to log into the virtual meeting platform to submit your question.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (855) 449-0991 (Toll Free) or (720) 378-5962 (International Toll). Technical support will be available starting at 9:00 a.m. EDT on June 6, 2019 and will remain available until thirty minutes after the meeting has finished.

How many shares must be present to hold the meeting?

A majority of Centrus’ outstanding shares of Class A common stock as of the record date, April 9, 2019, must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 8,031,307 shares of Centrus Class A common stock outstanding, each entitled to one vote. Your shares are counted as present at the meeting if you vote online during the meeting or have properly submitted a proxy card or voting instructions prior to the meeting.

What is the required vote for each proposal?

•	Proposal 1 – Election of Directors. Directors are elected by a plurality of the votes cast.

•	Proposal 2 – Advisory Vote to Approve Executive Compensation. The advisory vote on executive compensation requires the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at the annual meeting shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

•	Proposal 3 – Ratification of Appointment of Independent Auditors. The ratification of the appointment of the independent auditors requires the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at the annual meeting shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

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What are broker non-votes?

Banks, brokers, or nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Proposal 3 is a routine matter on which brokers may vote in this way. A “broker non-vote” occurs when a bank, broker or nominee holding shares for a beneficial owner does not vote on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Proposals 1 and 2 are non-routine matters.

What is the effect of abstentions and broker non-votes?

Both abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. An abstention will have no effect on the election of directors but will have the same legal effect as a vote against Proposal 2 and Proposal 3. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not impact the outcome of the vote on any of the proposals.

How do I vote my shares?

You may vote using any of the following methods:

Stockholders of Record

•	By Mail. If you are a stockholder of record and received a full set of the proxy materials by mail, be sure to complete, sign and date the proxy card accompanying this Proxy Statement and return it in the prepaid envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxies in the proxy card will vote the shares represented by that proxy as recommended by the Board.

•	By telephone or over the Internet prior to the Annual Meeting. You can vote by calling the toll-free telephone number on your proxy card or Notice Regarding the Internet Availability of Proxy Materials and following the voice prompts that you hear during the call. By following the voice prompts, you may vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is provided on your proxy card or Notice Regarding the Internet Availability of Proxy Materials. As with telephone voting, you can confirm that your instructions have been properly recorded. A control number, located on the proxy card or Notice Regarding the Internet Availability of Proxy Materials, is designed to verify your identity and allow you to vote your shares. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on June 5, 2019. If you vote by telephone or on the Internet, you should not separately return your proxy card or voting instruction card.

•	Over the Internet during the Annual Meeting. If you choose to vote over the Internet during the Annual Meeting, you need to visit www.virtualshareholdermeeting.com/LEU2019. You can confirm that your instructions have been properly recorded. The control number, located on the proxy card or Notice Regarding the Internet Availability of Proxy Materials, is designed to verify your identity and allow you to vote your shares. Proxies submitted over the Internet during the Annual Meeting must be submitted prior to the closing of polls by visiting www.virtualshareholdermeeting.com/LEU2019. If you have questions regarding the Annual Meeting of Stockholders, please call (301) 564-3399.

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Beneficial Owners

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, be sure to complete, sign and return the voting instruction card received from your broker, bank or other nominee. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive. To vote virtually during the live webcast of the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. If you just sign and submit your proxy card without marking your vote on any particular matter(s), your shares will be voted as follows on such matter(s):

•	FOR the election of the seven director nominees for a term of one year;

•	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2019.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

•	delivering to the Company’s Secretary, prior to the date of the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	voting online during the Annual Meeting; or

•	only in the event you submitted your vote by telephone or over the Internet, calling the toll-free telephone number or visiting the website provided on your proxy card or Notice Regarding the Internet Availability of Proxy Materials by 11:59 p.m. Eastern Time on June 5, 2019.

How are proxies solicited and what are the costs?

This proxy is solicited by the Board of Directors of Centrus. The cost of soliciting proxies will be borne by Centrus. In addition to the solicitation of proxies by mail and via Internet, we may also solicit proxies through our directors, officers, and employees. They will not receive additional compensation for these activities. We will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

What is householding?

To reduce costs, Centrus utilizes the householding rules of the Securities and Exchange Commission (“SEC”) that permit the delivery of one set of proxy materials to stockholders who have the same address to achieve the benefit of reduced printing and mailing costs. Stockholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below, and we will promptly mail them to you at no charge. If a broker, or other nominee, holds your shares, please contact your broker or nominee directly.

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The Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, excluding exhibits, is provided with this proxy statement and both documents are available under the “Investor Relations-SEC Filings” section of our website at www.centrusenergy.com. Stockholders may obtain a copy of the exhibits to the Annual Report on Form 10-K by contacting us by mail at the following address: Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, Attention: Investor Relations or by telephone at (301) 564-3399. Stockholders also may access a copy of our Form 10-K, including exhibits, on the SEC website at www.sec.gov.

How can I find out the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1. ELECTION OF DIRECTORS

The current structure of our Board of Directors (the “Board”) consists of seven directors elected by the holders of Centrus Class A common stock and up to two directors elected by the holders of Centrus Class B common stock, as described below under “Other Directors - Investor-Designated Directors.”

At the Annual Meeting, seven directors are to be elected to hold office until the 2020 annual meeting and until their successors have been duly elected and qualified. The seven nominees for election at the Annual Meeting are listed below, with brief biographies. All director nominees are presently Centrus directors. The Board has determined that each nominee except Daniel B. Poneman, President and CEO, satisfies the NYSE American LLC’s (“NYSE American”) definition of an independent director. All nominees have consented to serve if elected, but if any nominee becomes unavailable or unwilling for good cause to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

The Board recommends a vote FOR the election of these seven nominees as directors.

NOMINEES FOR DIRECTOR

Mikel H. Williams	Director since 2013 Age 62
Mr. Williams has served as the Chief Executive Officer and a director of Targus International LLC, a leading global supplier of carrying cases and accessories for the mobile lifestyle, since February 2016. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a special composite materials manufacturer, from 2013 to 2015. Prior to that, Mr. Williams was the President and a director of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 to May 2012, and a Senior Vice President and Chief Financial Officer of DDi from November 2004 to October 2005. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications and professional services industries. Mr. Williams also serves on the board of directors of Iteris, Inc., B. Riley Financial, Inc. and IPC-Association Connecting Electronics Industries. Mr. Williams formerly served on the board of directors of Tellabs, Inc. until it was sold in 2013 and Lightbridge Communications Corp. until it was sold in February 2015.

In recommending the election of Mr. Williams, the Board considered the following key competencies: Centrus leadership as current Chairman; CEO and CFO experience; advanced technology and manufacturing experience; and public company board experience. Mr. Williams has served as Centrus’ Chairman since September 2014.

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Michael Diament	Director since 2013 Age 50
Mr. Diament has served as a director of Magellan Health, Inc., a publicly traded diversified specialty health care company, since 2004. He also has served on the board of managers of Dayco, LLC (formerly Mark IV Industries, Inc.), a privately held manufacturer of engine technology solutions, from 2009 until 2016 and served as chairman from 2015 until 2016. He formerly served on the board of directors of Journal Register Company, a privately held national media company, from 2009 until 2011, and JL French Automotive Castings, Inc., a privately held manufacturer of aluminum die cast components for the global automotive industry, from 2006 until 2009. He also formerly served as the director of bankruptcies and restructurings and a portfolio manager at Q Investments, an investment management firm, from 2001 until 2006. Prior to that, Mr. Diament was a senior analyst for Sandell Asset Management and served as Vice President of Havens Advisors, both investment management firms.

In recommending the election of Mr. Diament, the Board considered the following key competencies: finance experience, including restructurings; and public company board experience.

W. Thomas Jagodinski	Director since 2014 Age 62

Mr. Jagodinski served on the board of directors of Lindsay Corporation, a global company focused on providing irrigation and infrastructure solutions, from 2008 until March 2019. From October 2014 until July 2017 Mr. Jagodinski served on the board of directors of QPAC2 where he served as the audit committee chair. QPAC 2 was a special purpose acquisition corporation until it completed a merger in 2017. Mr. Jagodinski was a member of the board of directors of Phosphate Holdings, Inc., a U.S. producer and marketer of DAP, the most common form of phosphate fertilizer, from May 2009 until June 2014, where he served as chairman of the board. From August 2013 through June 2014, he served as a member of the board of directors of Quinpario 1. Mr. Jagodinski served as a member of the board of directors of Solutia Inc. from March 2008 until July 2012. Prior to that, Mr. Jagodinski was President, Chief Executive Officer and Director of Delta and Pine Land Company (“D&PL”), a leader in the cotton seed industry, from September 2002 until the company was acquired in June 2007. From June 2002 until August 2002, he served as D&PL’s Executive Vice President and from September 2000 until June 2002, he served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Jagodinski was also D&PL’s Vice President-Finance, Treasurer and Assistant Secretary from February 1993 until September 2000 and held various other financial positions at D&PL, from October 1991, when he joined the company, until February 1993. Prior to D&PL, Mr. Jagodinski held various positions in the audit division at Arthur Andersen from 1983 to 1991 and Senior Accountant at Price Waterhouse from 1978 to 1983. Mr. Jagodinski is a licensed Certified Public Accountant and a member of the AICPA, TSCPA and was MSCPA. Mr. Jagodinski received a Bachelor of Business Administration degree (Accounting) from the University of Mississippi.

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In recommending the election of Mr. Jagodinski, the Board considered the following key competencies: public accounting experience; CEO and CFO experience; audit committee financial expert; public company board experience; and risk management and compliance oversight experience.

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Patricia J. Jamieson	Director since 2014 Age 64
Ms. Jamieson has served as Chief Financial Officer and director at Boyd Watterson Asset Management Co, a privately owned fixed income institutional asset management company, since March 2016. Ms. Jamieson retired from Keycorp in March 2013, where she held various executive director positions, reporting directly to the chief financial officer since 1998. From 2009 to March 2013, Ms. Jamieson served as the Executive Director - Planning & Performance Management for Keycorp. From 1998 to 2009, she was the chief financial officer for Key Corporate Bank, one of the two main divisions of Keycorp. From 1996 to October 1998, she was the Chief Financial Officer of McDonald & Company Investments Inc., a publicly traded brokerage, asset management and investment banking company, which was purchased by Keycorp in October 1998. She also served on the board of directors of Titanium Asset Management Corp. from March 2013 until October 2013.

In recommending the election of Ms. Jamieson, the Board considered the following key competencies: CFO experience; audit committee financial expert; and public company board experience.

William J. Madia	Director since 2008 Age 71
Dr. Madia is a vice president at Stanford University responsible for oversight of the SLAC National Accelerator Laboratory, a U.S. Department of Energy (“DOE”) national science lab. Dr. Madia is also president of Madia & Associates, LLC, an executive consulting services firm. Dr. Madia retired in 2007 as Executive Vice President of Laboratory Operations of the Battelle Memorial Institute, a non-profit independent research and development organization, where he oversaw the management or co-management of six DOE National Laboratories. Dr. Madia served in that position beginning in 1999. In addition, he was President and CEO of UT-Battelle, LLC. He managed Battelle’s global environmental business, served as President of Battelle Technology International, President and Director of Battelle’s Columbus Laboratories, and Corporate Vice President and General Manager of Battelle’s Project Management Division. Dr. Madia has also served on the board of Atkins Nuclear Holding since 2008.

In recommending the election of Dr. Madia, the Board considered the following key competencies: science and technology experience, including a Ph.D. in nuclear chemistry; nuclear experience; DOE experience, including the management of six DOE laboratories; and executive and management experience.

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Daniel B. Poneman	Director since 2015 Age 63
Mr. Poneman has been President and Chief Executive Officer and a director of Centrus since March 23, 2015. From 2009 to 2014, Mr. Poneman was the Deputy Secretary of Energy, also serving as the chief operating officer of the U.S. Department of Energy. Between April 23, 2013 and May 21, 2013, Mr. Poneman served as Acting Secretary of Energy. Prior to assuming his duties as Deputy Secretary, Mr. Poneman served as a principal of the Scowcroft Group for eight years, providing strategic advice to corporations in a variety of strategic industries. In addition, for eight years he practiced law as a partner at Hogan & Hartson and as an associate at Covington & Burling, advising clients on regulatory and policy matters. In prior tours of government, he served as a White House Fellow and as Director of Defense Policy and Arms Control for the National Security Council. From 1993 through 1996 he was Special Assistant to the President and Senior Director for Nonproliferation and Export Controls at the National Security Council. Mr. Poneman is a Senior Fellow at the Belfer Center for Science and International Affairs at the Harvard Kennedy School, a Distinguished Fellow at the Paulson Institute, and a member of the Council on Foreign Relations. Mr. Poneman has served on the board of Venture Global LNG since November 2014. He also served as a member of the board of managers of Terrapower from January 2015 to October 2017.

In recommending the election of Mr. Poneman, the Board considered the following key competencies: current service as Centrus CEO; energy experience; government and contracting experience; and nuclear and defense experience.

Neil S. Subin	Director since 2017 Age 55
Mr. Subin serves as Chairman of Broadbill Investment Partners, LLC, a private investment manager he co-founded in 2011. Prior to founding Broadbill, Mr. Subin was the founder and Managing Director of Trendex Capital Management Corp., a private investment advisor focusing primarily on financially distressed companies. Prior to Trendex, Mr. Subin was a private investor. Mr. Subin serves on a number of boards, including., PHAZR Inc., Alimco Financial Corp., and Penn Treaty American Corp. Mr. Subin previously served on the boards of FiberTower Corp., Phosphate Holdings, Inc. and Institutional Financial Markets, Inc. until 2018.

In recommending the election of Mr. Subin, the Board considered the following key competencies: finance experience; and public company board experience.

In connection with the Company’s private exchange offer, Broadbill Investment Partners, LLC, entered into a Support Agreement on January 5, 2017 with the Company. Mr. Subin was appointed to the Board of Directors to fill a vacancy created under the Support Agreement. Please see the section of this proxy statement titled “Governance of the Company – Transactions with Related Persons” for additional details.

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OTHER DIRECTORS

Investor-Designated Directors

In connection with the Company’s emergence from Chapter 11 bankruptcy on September 30, 2014 (the “Effective Date”), Toshiba America Nuclear Energy Corporation (“Toshiba”) and BWXT Investment Company (“B&W”) each received in exchange and on account of their shares of the Company’s Series B-1 12.75% convertible preferred stock and warrants to purchase up to 250,000 shares of the Company’s common stock: (i) 718,200 shares (1,436,400 shares in the aggregate) of the Company’s Class B common stock; and (ii) $20.19 million in principal amount of the Company’s 8% PIK toggle notes ($40.38 million in the aggregate), which were exchanged for new 8.25% senior notes due 2027 on February 14, 2017. As of April 23, 2019, Toshiba and B&W currently hold 718,200 and 687,882 shares, respectively, of the Company’s Class B common stock.

Class B common stock and Class A common stock have the same rights, powers, preferences and restrictions and rank equally in all matters, except when voting on certain matters. Toshiba and B&W, as the holders of all of the Class B common stock, have the right to elect a total of two directors of the Company (the “Investor-Designated Directors”) if they maintain a designated ownership percentage. Currently, there has been a vacancy for an Investor-Designated Director since April 2017.

Toshiba and B&W could lose their right to elect the Investor-Designated Directors under certain circumstances, including reductions in their equity holdings of the Company below certain thresholds. The holders of Class A common stock do not have the right to vote for Investor-Designated Directors. Holders of Class B common stock are generally not entitled to vote on matters on which the holders of Class A common stock vote. Holders of Class B common stock are generally limited to voting for the Investor-Designated Directors and certain other matters pertaining to the rights and obligations of the holders of Class B common stock only.

Mr. Iguchi abstains from voting on any matters involving Toshiba and its affiliates.

Biographical information, including relevant business and professional experience for the Investor-Designated Director currently serving on our Board is provided below:

Tetsuo Iguchi	Director since 2017 Age 52
Mr. Iguchi is Senior Vice President of Government & Industry Relations and General Manager of the Washington D.C. office of Toshiba America, Inc. Mr. Iguchi previously was assigned to the Overseas Sales and Marketing Department for Nuclear Division and also one of the Mount Fuji project team members working for Fukushima Daiichi restoration efforts. In July 2012, he was appointed Assistant General Manager of the Corporate Government & External Relations Division. He transferred to Toshiba America Inc. as Vice President for Government and Industry Relations and Deputy General Manager of the Washington DC office in January 2013 and was Visiting Fellow for the Center for Strategic and International Studies (CSIS).

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GOVERNANCE OF THE COMPANY

Governance Information

Our Governance Guidelines

The Board has adopted Governance Guidelines, which serve as principles addressing the role of the Board in the areas of fiduciary oversight, independence, evaluation of the chief executive officer, and succession planning. The Governance Guidelines also set standards relating to the composition and operation of the Board and its committees, including standards relating to the selection and qualification of directors, evaluation of the Board and its committees, and director education. The Governance Guidelines are administered by the Board’s Compensation, Nominating and Governance Committee (“CN&G Committee”), which regularly reviews director criteria and qualifications, and leads the performance assessments of the Board and its Committees. The Board annually assesses the adequacy and effectiveness of its Governance Guidelines. A copy of our Governance Guidelines is available on our website at www.centrusenergy.com under “Corporate Governance” or upon written request, addressed to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.

Executive Sessions of Non-Management Directors

Our Governance Guidelines contemplate that non-management directors meet regularly in executive session. During 2018, the non-management directors met without management at regularly scheduled executive sessions, and Mikel H. Williams, our Chairman, presided at these executive sessions.

Communications with the Board of Directors

The Board has an established process to receive communications from stockholders and other interested parties. This process has been approved by a majority of the independent directors. Stockholders and other interested parties may contact the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, by mail or electronically. Communications by mail should be addressed to such recipient or recipients in care of Centrus’ Secretary to c/o Secretary, Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. Electronic communications can be made through our website at www.centrusenergy.com. Under the Corporate Governance section, you will find a link to the e-mail address for writing an electronic message to the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group.

Director Independence

The NYSE American listing standards require that the boards of listed companies have a majority of independent directors and, with limited exceptions, that audit and compensation committee members must all be independent as affirmatively determined by the Board. At its March 2019 meeting, after reviewing the NYSE American standards of independence, the Board affirmatively determined that the following six director nominees were independent: Mr. Williams, Mr. Diament, Mr. Jagodinski, Ms. Jamieson, Dr. Madia, and Mr. Subin. The basis for these determinations was that each of Messrs. Williams, Diament, and Jagodinski, and Ms. Jamieson had no relationships with the Company other than being a director and/or stockholder of the Company. In evaluating the independence of Mr. Subin, the Board also considered Broadbill Investment Partners, LLC’s and MilFam LLC’s position as noteholders of the Company. Mr. Subin co-founded and currently serves as chairman of the board of Broadbill Investment Partners, LLC and, on January 12, 2018, Mr. Subin succeeded to the position of president and manager of MilFam LLC, which serves as manager, general partner, or investment advisor to a number of entities formerly managed or advised by the late Lloyd Miller. The Board determined that these holdings did not compromise Mr. Subin’s independence. In evaluating the independence of Dr. Madia, the Board also considered Dr. Madia’s position on the advisory board of X-energy, LLC (“X-energy”), an entity with which the Company has a commercial relationship, and the equity position Dr, Madia’s will receive in X-energy. The Board determined that these holdings did not compromise Dr. Madia’s independence. For a description of our commercial relationship with X-energy, please see the section of this proxy statement titled “Code of Business Conduct.” The Investor-Designated Director is not considered to be independent. All of the members of the Company’s Audit and Finance and CN&G committees are independent.

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Criteria for Board Membership

The CN&G Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. This assessment includes the consideration of each director’s, or each nominee’s, business background, experience and capabilities complementary to other directors’ experience and capabilities, financial acumen, experience with government, willingness and ability to devote adequate time to the Company, integrity, and any other factor deemed appropriate, all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, the Board considers the diversity of its members when considering a candidate. Centrus does not have a formal policy on Board diversity, however, Centrus’ Board of Directors Governance Guidelines include diversity as one of the criteria to be considered in reviewing the appropriate skills and characteristics required of Board members and nominees. When the CN&G Committee considers diversity, it takes an expansive view and seeks to achieve a diversity of viewpoints, skills, experience and other factors.

The CN&G Committee identifies potential nominees by asking current directors to notify the committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board. The CN&G Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the CN&G Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the CN&G Committee determines that the candidate warrants further consideration, the Chairman or another member of the CN&G Committee or their designee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the CN&G Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The CN&G Committee’s evaluation process does not vary based on whether or not a candidate is nominated by a stockholder.

In terms of the Investor-Designated Director, the CN&G Committee reviewed the qualifications of Mr. Iguchi prior to his appointment to the Board.

In connection with the Company’s private exchange offer completed in February 2017, the Company entered into a Support Agreement (the “Support Agreement”) with certain holders of the Company’s 8.0% payment-in-kind toggle notes due 2019/2024 (the “8% PIK Notes”), including Toshiba and BWX Technologies, Inc., an affiliate of B&W (collectively, the “Support Parties”). Under the Support Agreement, the Support Parties requested that the Company consider appointing Mr. Subin to the Board. The CN&G Committee reviewed the qualifications of Mr. Subin prior to his appointment to the Board and in connection with his nomination this year.

Director Nominations by Stockholders

The CN&G Committee will consider director candidates nominated by stockholders. In considering candidates submitted by stockholders, the CN&G Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the CN&G Committee, a stockholder must comply with notification requirements in Centrus’ bylaws. The bylaws require, among other things, that a stockholder must submit the nomination in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

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•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the CN&G Committee and nominated by the Board.

Under our bylaws, a stockholder’s nomination for director must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. For the dates of submission of director candidates for our 2020 annual meeting, please see the section of this proxy statement titled “Date for Submission of Stockholder Proposals.”

Board Leadership Structure and Role in Risk Oversight

The Board does not have a policy on whether or not the role of the Chairman and Chief Executive Officer should be separate. However, Centrus currently has a separate, independent Chairman. Mr. Williams has been Chairman since September 2014. Centrus believes this leadership structure is appropriate for Centrus at this time because Mr. Williams provides valuable oversight of management, while avoiding potential conflicts, and encouraging a proactive and effective Board. In his role as Chairman, Mr. Williams provides Board leadership, presides at all Board meetings and approves all Board agendas.

The Board has responsibility for risk oversight of Centrus and exercises this oversight function both through the entire Board and through the individual committees of the Board. Individuals who are responsible for Centrus’ key risks report directly to the entire Board on a regular basis regarding Centrus’ enterprise risk management (“ERM”) program. The Board has responsibility to discuss the Company’s guidelines and policies governing risk assessment and risk management and the process by which each is handled. The risks that are identified as part of Centrus’ ERM program and through the Board’s process flow down to the specific committees based on their areas of responsibility. For example, the Audit and Finance Committee oversees the management by Centrus of risks as they relate to audit and finance matters or other matters within the committee’s scope of responsibilities, while the Technology, Competition and Regulatory Committee oversees the management by Centrus of risks as they relate to compliance with regulatory requirements or other matters within the committee’s scope of responsibilities.

Code of Business Conduct

Centrus has a code of business conduct, applicable to all of our directors, officers and employees. The code of business conduct provides a summary of the standards of conduct that are at the foundation of our business operations. The code of business conduct states that we conduct our business in strict compliance with all applicable laws and addresses other important matters such as conflicts of interest and how violations of the code may be reported and will be handled. Each director, officer and employee must read the code of business conduct and sign a form stating that he or she has read, understands and agrees to comply with the code of business conduct. Our Business Conduct Committee, comprised of members of management, is responsible for monitoring performance under the code of business conduct and for addressing any issues that arise with respect to the code. A copy of the code of business conduct is available on our website at www.centrusenergy.com or upon written request, addressed to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. We will disclose on the website any amendments to, or waivers from, the code of business conduct that are required to be publicly disclosed.

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On March 13, 2019, the Board granted a waiver under the code of business conduct for Dr. Madia. In March 2019, Dr. Madia informed the Company that he had been approached to serve on the advisory board of X-energy, LLC (“X-energy”) and requested a waiver to permit his continued service on the Board if he accepts the position on the X-energy advisory board. In connection with such service, Dr. Madia will receive an equity position in X-energy. The Company is a party to several service agreements with X-energy, which each require the Company to provide certain non-cash in-kind contributions to X-energy. Pursuant to the terms of the services agreement entered into between the parties on March 26, 2018, the Company will provide technical and resource support for criticality safety evaluation of processing equipment, design of fresh fuel transport packages, and conceptual mock-up of a nuclear fuel production facility. The services were performed pursuant to separate task orders issued under the agreement. The initial task orders ran through December 31, 2018, and provided for time-and-materials based pricing with payments to be made to us totaling approximately $4.4 million. The Company’s non-cash in-kind contributions are valued at approximately $2.5 million. Pursuant to the terms of a second services agreement entered into between the parties on November 29, 2018, the Company will provide technical and resource support to the design and license application development of X-energy’s nuclear fuel production facility. The initial task orders run through September 30, 2019 with deliverables to be completed through November 30, 2019, and provide for time-and-materials based pricing with payments to be made to us totaling approximately $4.2 million. The Company’s non-cash in-kind contributions are valued at approximately $2.4 million. Additionally, on March 26, 2018, the Company and X-energy entered into a separate Memorandum of Understanding (“MOU”) regarding the potential formation of a joint entity that will research, develop, produce and market TRISO particles and TRISO-based fuel elements to be used in nuclear reactors. The MOU provides that each party’s relative contributions will be considered in the formation of such entity.

Transactions with Related Persons

The Board has adopted a policy and procedures for review, approval or ratification of transactions involving the Company and “related persons” (the Company’s directors and executive officers and stockholders owning 5% or greater of the Company’s outstanding stock, or their immediate family members). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules or that is otherwise referred to the Board for review. This generally includes transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Under this policy, related person transactions must be approved by the CN&G Committee, although the Chairman of the Board may direct that the full Board review specific transactions. The transaction must be approved in advance whenever feasible and, if not feasible, must be ratified at the CN&G Committee’s next meeting. In determining whether to approve or ratify a related person transaction, the CN&G Committee will take into account all factors it deems appropriate, including: whether the subject matter of the transaction is available from other non-affiliated sources; whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party; the extent of the related person’s interest in the transaction; and whether the transaction is in the best interests of the Company.

Management is responsible for the development and implementation of processes and controls to ensure that related person transactions are identified and that disclosure is made as required by law. To that end, currently we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.

Pursuant to the Support Agreement, which the Company entered into in connection with the private exchange offer completed in February 2017, the Company agreed to increase the number of members of its Board by one and, at the request of the Support Parties in their capacity as holders of the Company’s 8.25% senior secured notes due 2027 (the “8.25% Notes”) (which were issued in exchange for the 8% PIK Notes), to consider appointing to the Board a qualified person designated by the Support Parties who was reasonably acceptable to the Company. On August 2, 2017, Mr. Subin was appointed to the Board to fill the vacancy created under the Support Agreement. Broadbill Investment Partners, LLC, which Mr. Subin co-founded and serves as chairman of the board, was one of the Support Parties that executed a Support Agreement and participated in the 2017 private exchange offer. Out of a total $74.3 million principal amount of the Company’s 8.25% Notes, Broadbill Investment Partners, LLC holds $1,448,676 principal amount of the 8.25% Notes and MilFam LLC, of which Mr. Subin succeeded to the position of president and manager on January 12, 2018 and which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd Miller, holds $14,575,290 principal amount of the 8.25% Notes. Broadbill Investment Partners, LLC and MilFam LLC receive interest on the 8.25% Notes, which is payable by the Company semi-annually. Additionally, Broadbill Investment Partners, LLC holds 2,038 of the Company’s Series B Preferred stock and MilFam LLC holds 26,912 shares of the Company’s Series B Preferred stock.

On August 28, 2018, the Company’s wholly-owned subsidiary, United States Enrichment Corporation (“Enrichment”), entered into an agreement with Nuclear Fuel Industries, Ltd. (“NFI”) pursuant to which Enrichment would make a one-time purchase of separative work units and uranium from NFI for $7.1 million. In March 2019, Enrichment completed the purchase from NFI. Each of NFI and one of our Class B shareholders (Toshiba America Nuclear Energy Corporation referred to as “Toshiba” herein) are wholly-owned, indirect subsidiaries of Toshiba Corporation. As noted under the section of this proxy statement titled “Other Directors – Investor Designated Directors,” Toshiba holds shares of the Company’s Class B common stock and certain of the Company’s 8.25% senior notes due 2027.

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Corporate Governance Information

Stockholders will find information about our corporate governance practices on our website at www.centrusenergy.com. Our website contains information about our Board, Board committees, current copies of our bylaws and charter, committee charters, code of business conduct and governance guidelines. Stockholders may obtain, without charge, hard copies of the above documents by writing to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.

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Board and Committee Membership

Pursuant to the Delaware General Corporation Law, under which Centrus is organized, our business, property, and affairs are managed under the direction of our Board. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials prepared for them by management, by participating in meetings of the Board and its committees, and by other means.

It is the Board’s policy that all directors attend its annual meeting. In 2018, all of the incumbent directors attended the annual meeting.

During 2018, the Board held 6 meetings. All incumbent directors attended 75% or more of the Board’s meetings and meetings of the committees on which they served.

The Board has designated four standing committees, each identified in the table below. With the exception of the Executive Committee, the committees are composed entirely of independent directors. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website at www.centrusenergy.com.

The table below sets forth the membership of these committees as of April 23, 2019 and the number of meetings held in 2018:

Director	Executive Committee	Audit and Finance Committee	Compensation, Nominating and Governance Committee	Technology, Competition and Regulatory Committee

Michael Diament	X		Chair	X
W. Thomas Jagodinski	X	Chair
Patricia J. Jamieson		X	X
William J. Madia	X			Chair
Daniel B. Poneman	X
Neil S. Subin			X
Mikel H. Williams	Chair	X		X
Number of Meetings in 2018	2	5	7	4

Mr. Iguchi, our only Investor-Designated Director, does not serve on any of the four standing committees and did not serve on any such committee in 2018.

The functions performed by our four standing committees are described below.

Audit and Finance Committee

The Audit and Finance Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of the independent auditors. In addition, the Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating the Company’s independent auditors. The Committee is also responsible for advising the Board regarding significant financial matters. The Committee meets regularly in executive session with the Company’s independent auditor and with the Company’s chief audit executive.

The Board has determined that each member of the Audit and Finance Committee is an “independent director” in accordance with NYSE American listing standards. Under the NYSE American listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under SEC rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that all members of the Audit and Finance Committee are “financially literate” and qualify as “audit committee financial experts.”

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Compensation, Nominating & Governance Committee

The CN&G Committee’s responsibilities include annually reviewing the performance of the Chief Executive Officer and other senior management; overseeing and administering the Company’s executive compensation program; and reviewing, overseeing and evaluating overall compensation programs and policies for the Company and its employees. The CN&G Committee is also responsible for overseeing the management by the Company of risks as they relate to the Company’s compensation policies and practices and other matters within the committee’s scope of responsibilities. The CN&G Committee is also responsible for periodically reviewing compensation for non-employee directors and making recommendations to the Board. The CN&G Committee also establishes performance objectives under the Company’s incentive programs and oversees administration of employee benefit plans.

The functions of the CN&G Committee also include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; overseeing the annual evaluations of the Chief Executive Officer, the Board and its committees; and overseeing the management by the Company of risks as they relate to the Company’s corporate governance or other matters within the committee’s scope of responsibilities.

The CN&G Committee will consider director candidates nominated by stockholders in accordance with the procedures previously described under “Governance Information - Director Nominations by Stockholders.” In addition, the CN&G Committee is responsible for reviewing the Company’s code of business conduct and overseeing the Company’s processes for monitoring compliance, and for reviewing and approving all transactions between the Company and any related person under the Company’s related person transaction policy previously described.

The Board has determined that each member of the CN&G Committee is an “independent director” in accordance with NYSE American listing standards.

The CN&G Committee retains on an as-needed-basis a consultant, Pay Governance, to provide the Committee with independent compensation data, analysis and advice. Pay Governance reports to the CN&G Committee and its chairman. Under the CN&G Committee’s charter, the CN&G Committee has sole authority to retain and terminate its compensation consultant and to approve the consultant’s fees and other retention terms.

The Company engaged Hewitt Associates LLC, operating as Aon Hewitt (“Aon”), to provide executive compensation advisory services to the Company. Specifically, Aon performed benchmarking for the Company’s executive compensation and assisted management with designing a new long-term incentive program. At the request of the CN&G Committee, the Company provided Pay Governance with the determinations made by Aon.

The CN&G Committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the CN&G Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Additionally, in consultation with management, the CN&G Committee conducted a review of “walk-away” values as of year-end (i.e. the benefits executives would be entitled to receive had their employment terminated at that time) and reviewed compensation best practices.

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Technology, Competition and Regulatory Committee

The Technology, Competition and Regulatory Committee’s responsibilities include providing oversight and guidance to management with respect to the Company’s technology initiatives, with a focus on the potential technological advances and technological risk related to the Company’s centrifuge technology; informing the Board of significant energy policy developments and developments in enrichment technology; monitoring competition and market demand in the enrichment industry; monitoring the protection of the Company’s intellectual property; monitoring issues with respect to the Company’s information technology; monitoring operational readiness activities; and overseeing the management by the Company of risks as they relate to the Company’s technology, competition or other matters within the Committee’s scope of responsibilities.

The Committee’s responsibilities include monitoring the Company’s compliance with regulatory requirements, overseeing the Company’s initiatives with and involving various agencies of the United States government and applicable state governments. The Committee is also responsible for advising the Board on regulatory and other governmental considerations in the Board’s deliberations and decision-making processes, and overseeing the management by the Company of risks as they relate to the Company’s compliance with regulatory requirements or other matters within the Committee’s scope of responsibilities.

Executive Committee

The primary function of the Executive Committee is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board, as the law permits.

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Compensation of Directors

Non-Employee Director Compensation Arrangement

Annual compensation for non-employee directors typically covers service for the term of approximately one year commencing at the annual meeting. For the 2018-2019 term, the Board approved the following compensation structure for non-employee directors:

•	Annual cash retainer of $90,000, paid in four quarterly installments on June 30, September 30, December 31 and March 31. In December 2018, the Board amended its compensation structure to provide that 20 percent of each of the December 31 and March 31 annual cash retainer payments would be paid in RSUs in lieu of cash. The number of RSUs to be issued was based upon the closing price of the Company’s stock on the date of grant (i.e. December 31, 2018 and March 31, 2019). As a result, the Board members received 2,663 RSUs on December 31, 2018 based on $1.69 per share of Class A common stock and 1,613 RSUs on March 31, 2019 based on $2.79 per share of Class A common stock. The RSUs vest on the first anniversary of the grant date, however, vesting is accelerated upon (1) the director attaining eligibility for retirement, (2) termination of the director’s service by reason of death or disability, or (3) a change in control of the Company. Settlement of RSUs will be made in shares of Centrus Class A common stock upon the director’s retirement or other termination of service as a Board member.

•	Annual grant of 5,000 RSUs that vest on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders. However, vesting is accelerated upon (1) the director attaining eligibility for retirement, (2) termination of the director’s service by reason of death or disability, or (3) a change in control of the Company. Settlement of RSUs will be made in shares of the Company’s Class A common stock on a one-to-one basis promptly following the director’s retirement or other termination of service as a Board member.

•	A $100,000 annual fee for the Chairman of the Board. An annual fee of $15,000 for the chairs of each of the Audit and Finance Committee and the CN&G Committee. An annual fee of $50,000 for the chair of the Technology, Competition and Regulatory Committee. Committee fees are paid in four quarterly installments at the time annual cash retainer payments are made (i.e. June 30, September 30, December 31 and March 31).

•	For each Committee served on, each director that is a duly elected member of a committee receives an annual cash retainer of $10,000 paid in four quarterly installments on June 30, September 30, December 31 and March 31. No retainer is paid for service on the Executive Committee.

All non-employee directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company. Mr. Poneman, our President and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Mr. Iguchi, currently our only Investor-Designated Director, also does not receive compensation from the Company for his service on the Board. Our Investor-Designated Directors are, however, eligible to receive reimbursement of expenses in connection with service on the Board.

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Non-Employee Director Compensation for Fiscal Year 2018

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Total ($)
Michael Diament	$123,000	$23,800	$146,800
W. Thomas Jagodinski	111,000	23,800	134,800
Patricia J. Jamieson	103,500	23,800	127,300
William J. Madia	144,500	23,800	168,300
Neil Subin	96,000	23,800	119,800
Mikel H. Williams	211,000	23,800	234,800

(1)	The Investor-Designated Directors do not receive director compensation. Mr. Poneman also does not receive director compensation. Mr. Poneman’s compensation as our President and Chief Executive Officer is set forth in the Summary Compensation Table of this proxy statement.

(2)	The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs granted to each director in 2018 under the Centrus Energy Corp. 2014 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2018. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The amounts shown in the Stock Awards column for each of the non-employee directors includes the following grants of RSUs, which have the following grant date fair value, calculated using the closing price of Centrus’ common stock on the date of grant in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Restricted Stock Units	Grant Date Fair Value
Michael Diament	05/17/18	5,000	$19,300
	12/31/18	2,663	4,500
W. Thomas Jagodinski	05/17/18	5,000	19,300
	12/31/18	2,663	4,500
Patricia J. Jamieson	05/17/18	5,000	19,300
	12/31/18	2,663	4,500
William J. Madia	05/17/18	5,000	19,300
	12/31/18	2,663	4,500
Neil Subin	05/17/18	5,000	19,300
	12/31/18	2,663	4,500
Mikel H. Williams	05/17/18	5,000	19,300
	12/31/18	2,663	4,500

The number of RSUs outstanding at December 31, 2018 for each of Messrs. Diament, Jagodinski, and Williams, and Ms. Jamieson and Dr. Madia was 25,580 (of which 7,663 RSUs were unvested on that date). The number of RSUs outstanding at December 31, 2018 for Mr. Subin was 12,663 (of which 7,663 RSUs were unvested on that date).

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Our Executive Officers

Executive officers are elected by and serve at the discretion of the Board. Our executive officers at April 23, 2019 are as follows:

Name	Age	Position
Daniel B. Poneman	63	President and Chief Executive Officer
Larry B. Cutlip	59	Senior Vice President, Field Operations
Marian K. Davis	60	Senior Vice President, Chief Financial Officer and Treasurer
Elmer W. Dyke	55	Senior Vice President, Business Operations and Chief Commercial Officer
Stephen S. Greene	61	Senior Vice President, Corporate Development and Strategy
Dennis J. Scott	59	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
John M.A. Donelson	54	Vice President, Sales and Chief Marketing Officer

Daniel B. Poneman has been President and Chief Executive Officer since April 2015 and was Chief Strategic Officer in March 2015. Prior to joining the Company, Mr. Poneman was Deputy Secretary of Energy from May 2009 to October 2014, in which capacity he also served as Chief Operating Officer of the U.S. Department of Energy.

Larry B. Cutlip has been Senior Vice President, Field Operations since January 2018, was Vice President, Field Operations from May 2016 through December 2017, was Deputy Director of the American Centrifuge Project from January 2015 to May 2016, was Director, Centrifuge Manufacturing from April 2008 to December 2014, was Director, Program Management and Strategic Planning from December 2005 to April 2008, was Manager, Engineering from May 1999 to December 2005, and held positions in operations management and engineering at the Company and its predecessors since 1981.

Marian K. Davis has been Senior Vice President, Chief Financial Officer and Treasurer since April 3, 2018, was Vice President, Finance and Accounting from January 2018 to April 2018 and was Vice President and Chief Audit Executive from July 2011 through December 31, 2017.

Elmer W. Dyke has been Senior Vice President, Business Operations and Chief Commercial Officer since January 2018 and was Senior Vice President, Business Operations from September 2015 through December 2017. Prior to joining the Company, Mr. Dyke was a Senior Vice President of NAC International’s global consulting business and Vice President of International Sales from August 2010 to September 2015.

Stephen S. Greene has been Senior Vice President, Corporate Development and Strategy since April 3, 2018, was Senior Vice President, Chief Financial Officer and Treasurer from July 2015 to April 2018, and was Vice President, Finance and Treasurer from February 2007 to July 2015.

Dennis J. Scott has been Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since January 2018 and Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary from May 2016 through December 2017. Mr. Scott was Deputy General Counsel and Director, Corporate Compliance from April 2011 to May 2016, Acting Deputy General Counsel from August 2010 to April 2011, Assistant General Counsel and Director, Corporate Compliance from April 2005 to August 2010 and Assistant General Counsel from January 1994 to April 2005.

John M.A. Donelson has been Vice President, Sales and Chief Marketing Officer since January 2018 and Vice President, Marketing, Sales and Power from April 2011 through December 2017. Mr. Donelson was Vice President, Marketing and Sales from December 2005 to April 2011, Director, North American and European Sales from June 2004 to December 2005, Director, North American Sales from August 2000 to June 2004 and Senior Sales Executive from July 1999 to August 2000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Director Nominees and Executive Officers

The following table shows the beneficial ownership of the Company’s common stock as of April 9, 2019 by each of the Company’s directors and director nominees, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in the table, each person has the sole power to vote and dispose of the shares reported as beneficially owned by such person.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class Owned
Directors and Nominees
Mikel H. Williams	27,193	*
Michael Diament	27,193	*
Tetsuo Iguchi	‒	*
W. Thomas Jagodinski	27,193	*
Patricia J. Jamieson	27,193	*
William J. Madia	27,193	*
Neil S. Subin (3)	869,591	10.8
Daniel B. Poneman (4)	320,000	4.0
Named Executive Officers
Elmer Dyke	50,000	*
Stephen S. Greene	30,000	*
Directors and all executive officers as a group (14 persons)	1,405,556	17.5

*	Represents less than 1% of our outstanding common stock.

(1)	The Company has issued 9,437,389 shares of common stock, consisting of 8,031,307 shares of Class A common stock and 1,406,082 shares of Class B common stock. The Class B common stock is held by Toshiba and B&W. The holders of Class B common stock have the same rights, powers, preferences and restrictions and the stock ranks equally in all matters with the Class A common stock, except in regards to voting. The Class B common stock converts to Class A common stock upon transfer to a non-Class B common stock holder.

(2)	Includes (i) 5,000 RSUs that vest on May 17, 2019, (ii) 2,663 RSUs that vest on December 31, 2019, and (iii) 1,613 RSUs that vest on March 31, 2020 for each of the following directors: Messrs. Diament, Jagodinski, Subin, and Williams, and Dr. Madia and Ms. Jamieson. However, vesting is accelerated upon (i) the director attaining eligibility for retirement, (ii) termination of the director’s service by reason of death or disability, or (iii) a change in control. Settlement of RSUs will be made in shares of Centrus Class A common stock upon the director’s retirement or other end of service.

(3)	Based on a Schedule 13D filed on January 23, 2018 which provides that (i) Mr. Subin has sole voting power for 860,315 shares and sole power to dispose or to direct the disposition of all shares, (ii) Mr. Subin is the managing member and manager of MilFam, LLC, which is adviser to various entities formally managed or advised by the late Lloyd I. Miller, (iii) Mr. Subin serves as trustee of a number of Miller family trusts, (iv) Mr. Subin does not have any pecuniary interest in the 792,658 shares common stock owned by such Miller family entities, (v) 62,657 shares of common stock are owned by Broadbill Partners II, L.P., a private investment firm co-founded by Mr. Subin, and (vi) Mr. Subin owns 5,000 shares of common stock directly.

(4)	Includes 20,000 shares of Class A common stock awarded to Mr. Poneman pursuant to the 2018 amendment of Mr. Poneman’s employment agreement in lieu of a portion of his annual cash incentive bonus for the 2018 performance year, which such shares are not included in the issued and outstanding shares as of the record date.

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Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those holders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Class A common stock as of April 9, 2019. All information shown is based on information reported by the filer on a Schedule 13G or 13D filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Owned (1)
Morris Bawabeh
15 Ocean Avenue
Brooklyn, NY 11225	1,590,000	(3)	19.8%

Neil Subin
Broadbill Investment Partners, LLC
157 Columbus Avenue 5th Floor
New York, NY 10023	860,315	(2)	10.7%

(1)	Based on 8,031,307shares of the Company’s Class A common stock outstanding as of April 9, 2019.

(2)	Based on a Schedule 13D filed on January 23, 2018 which provides that (i) Mr. Subin has sole voting power for 860,315 shares and sole power to dispose or to direct the disposition of all shares, (ii) Mr. Subin is the managing member and manager of MilFam, LLC, which is adviser to various entities formally managed or advised by the late Lloyd I. Miller, (iii) Mr. Subin serves as trustee of a number of Miller family trusts, (iv) Mr. Subin does not have any pecuniary interest in the 792,658 shares common stock owned by such Miller family entities, (v) 62,657 shares of common stock are owned by Broadbill Partners II, L.P., a private investment firm co-founded by Mr. Subin, and (vi) Mr. Subin owns 5,000 shares of common stock directly.

(3)	Based on a Schedule 13D/A filed on February 7, 2017 which provides that shares may be deemed directly or indirectly beneficially held by each of the following: Kulayba LLC, a limited liability company of which Mr. Bawabeh is the sole member, and M&D Bawabeh Foundation, Inc. a charitable foundation of which Mr. Bawabeh is a director and officer. Mr. Bawabeh disclaims beneficial ownership in the 84,500 shares held by the foundation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that during the fiscal year ended December 31, 2018 the Company’s officers, directors and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a).

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EXECUTIVE COMPENSATION

Highlights of Our Executive Compensation Program

Our executive compensation program is built on a strong governance framework and pay-for-performance philosophy. Key design elements and features of this program are:

•	Our CN&G Committee exercises strong oversight of all elements of executive compensation;

•	Base salary in 2018 represented 35% or less of each named executive officer’s total direct compensation opportunity (excluding LTI Equity Awards which have not yet been determined), with the remainder of compensation being variable or “at risk” (with annual bonuses included as “total direct compensation” based on the amount actually awarded to the executive for 2018 and equity awards, if any, included based on the grant date fair value of awards granted to the executive as determined under applicable accounting rules; no equity awards were granted to executives in 2018);

•	In 2018, the CN&G Committee re-evaluated both the director and Chief Executive Officer compensation and determined to increase the use of equity awards as an element of overall compensation in order to increase the alignment between our directors and our Chief Executive Officer with our stockholders. This re-alignment is evidenced by the restructuring of the director compensation program to replace prior cash compensation with RSUs and the amendment to the employment agreement of our Chief Executive Officer to pay a portion of his cash bonus in equity. For a discussion of the revised director compensation program, please see the section of this Proxy Statement titled “Non-Employee Director Compensation Arrangement” and the section titled “CEO Employment Agreement.”

•	Our CN&G Committee retains Pay Governance as its independent compensation consultant;

•	Our equity incentive plan includes a compensation recovery or “clawback” provision that applies to all equity plan participants;

•	Except for Mr. Poneman, our CEO, there are no employment agreements with our executives. The Company has change in control agreements with each of the covered executives (including each of the named executive officers), which are “double-trigger” requiring both a change in control of the Company and an involuntary or constructive termination of the executive’s employment within a specified period of the change in control to receive benefits. These agreements provide for automatic renewal to protect employees; however, we retain the ability to terminate the agreements prior to a change in control with sufficient notice;

•	Cash severance payments upon an involuntary termination outside of a change in control for Mr. Poneman under his employment agreement are limited to (a) two times base salary and annual bonus and (b) Mr. Poneman’s pro-rated performance bonus based on actual performance for the year in which the termination of employment occurs. Cash severance payments upon an involuntary termination outside of a change in control for all other executives under their change in control agreements are limited to (a) one times base salary and annual bonus for other executives and (b) the executive’s prorated performance bonus based on actual performance for the year in which the termination of employment occurs;

•	We do not provide excise tax-gross ups to our executives under their employment or change in control agreements or any other agreement; and

•	We have a strong risk management program with specific responsibilities assigned to the Board and its committees, with the goal of avoiding excessive risk in our compensation programs.

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Our 2018 Compensation Program

The 2018 Company-wide annual cash bonus plan, which is designed to reward employees for the achievement of certain key business objectives, provides for a cash award to all executive and non-executive level employees, including each named executive officer. Each named executive officer was granted a cash bonus award, which was determined as described herein. After the year is completed, our CN&G Committee reviews actual performance against the performance goals established by the CN&G Committee for the year and determines subjectively what it believes to be the appropriate level of the award, if any, for the named executive officers and the other executive and non-executive level employees. For the named executive officers, the amount of the individual awards ranges from 80% to 100% of target based upon position. The sum of the target awards of all the participants in the 2018 Company-wide cash bonus plan, including named executive officers, is utilized to determine an award pool, and the sum of all the awards granted to participants, including named executive officers other than the CEO, cannot exceed the award pool without the consent of the CN&G Committee. The amount of the target award for Mr. Poneman was 100% of base salary and the amount of the target award for each of Messrs. Dyke and Greene was 80% of base salary.

In April 2019, our CN&G Committee reviewed the performance of the Company against the 2018 goals and objectives and determined that the award pool would be paid at 107% of the target level, and the CEO provided recommendations on how the award pool would be allocated amongst the participants, including the named executive officers, other than as to himself. The amounts awarded to each named executive officer for 2018 performance are set forth in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

As explained below in the section titled “CEO Employment Agreement,” Mr. Poneman’s employment agreement was amended to allow for up to 10 percent of his annual bonus to be paid in fully vested shares of the Company’s Class A common stock in lieu of cash (with the number of shares awarded not to exceed 20,000 shares) with the remainder of Mr. Poneman’s annual bonus to be paid in cash. The actual percentage of the annual bonus to be paid in common stock is determined by the CN&G Committee in its sole discretion and is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan, as amended.

In April 2019, the CN&G Committee determined that Mr. Poneman would receive 20,000 shares of the Company’s Class A common stock. The value of the stock awarded to Mr. Poneman for 2018 performance is set forth in the Summary Compensation Table in the column entitled “Stock Awards.”

Long Term Incentive Cash Awards under 2016 Executive Incentive Plan

The 2016 Executive Incentive Plan was adopted under and is subject to the terms of the 2014 Equity Incentive Plan, as amended and restated from time to time. The 2014 Equity Incentive Plan, which became effective on September 30, 2014, as amended in 2017, authorizes the issuance of up to 1,200,000 shares of Company common stock to the Company’s employees, officers, directors and other individuals providing services to the Company or its affiliates pursuant to options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalent rights and other stock based awards, as well as cash based awards.

Our 2016 Executive Incentive Plan provided for an award consisting of (i) an annual cash award for 2016 (which was paid in 2017) and (ii) a three-year long-term incentive plan (“LTIP”) consisting of a cash award (“LTI Cash Award”), payable in 2019, and a grant of equity as a notional award (the “LTI Equity Award”), also payable in 2019, each as described in more detail below. Executive officers are also entitled to cash bonuses pursuant to our Company-wide cash bonus plan, as described above.

The LTIP rewards performance over a three-year period from January 1, 2016 through December 31, 2018. The LTI Cash Award is tied to the achievement of specific strategic business transition goals, and the LTI Equity Award is tied to the appreciation of the price of the Company’s Class A common stock. Pursuant to the 2016 Executive Incentive Plan, the maximum LTI Cash Award payout for each named executive officer is 150% of the executive’s target award. For the LTI Cash Award, the amount of the target award for each named executive officer is 90% of base salary.

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Each named executive officer’s LTI Equity Award will be paid out as a notional award at the conclusion of the three-year performance period, with the appreciation in the value of the Company’s common stock over that period to be paid in the form of cash, common stock or a combination thereof. The value of the LTI Equity Award will be based upon the starting share price of $1.32, which was established using the closing price of the Company’s Class A common stock on the first day of trading of the performance period (i.e. January 1, 2016) (the “Starting Price”), and an ending price, which will be established based on the average closing price of the Company’s Class A common stock over the twenty (20) trading day period beginning the day of the release of the Company’s annual report on Form 10-K for the year ended December 31, 2018 and ending on April 26, 2019 (the “Ending Price”). The cash value of the LTI Equity Award will be calculated by subtracting the Starting Price from the Ending Price and then multiplying the difference by the number of notional shares that were credited to the named executive officer. In the event all or a portion of the LTI Equity Award is paid in Class A common stock, the number of shares to be awarded will be determined by dividing the cash value of the LTI Equity Award (or partial award) by the share price on the date of grant. The LTI Equity Awards would vest immediately in the event all or a portion of the award is paid in Class A common stock. For the LTI Equity Award, the amount of the target award is 10% of the base salary of each named executive officer.

In April 2019, our CN&G Committee reviewed the performance of the Company against the LTIP goals and objectives and determined that the LTI Cash Award would be paid at 107.75% of the target level. The amounts of the LTI Cash Award awarded to each named executive officer for 2016-2018 performance are set forth in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” The CN&G Committee also determined that all of the LTI Equity Award would be paid in cash. The amount of the LTI Equity Award awarded to each named executive officer for 2016-2018 performance will be determined as described above and set forth in a Form 8-K to be filed within four business days of the determination.

401(k) Retirement Plan and Executive Deferred Compensation Program

Centrus maintains a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of the Company’s employees are eligible to participate in the plan beginning on the first day of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to defer a portion of their compensation up to the statutorily prescribed limit, generally equal to $18,500 for 2018, and have the amount of the deferral contributed to the 401(k) plan. For 2018, the 401(k) plan provided for a Company-matching contribution of (1) 200% on before-tax contributions up to the first 2% of a participant’s eligible pay, (2) 100% on before-tax contributions on the next 2% of a participant’s eligible pay, and (3) 50% on before-tax contributions on the next 2% of a participant’s eligible pay.

Additionally, certain of the Company’s named executive officers participate in the Executive Deferred Compensation Plan. For 2018, the Company provided an employer match under the Executive Deferred Compensation Plan equal to the maximum matching contribution amount that would have been provided to each participant under the 401(k) plan as reduced by the amount of the actual Company matching contributions made to the participant’s 401(k) plan account for the year. The amounts of matching contributions made by the Company to each named executive officer’s accounts for 2018 are set forth in the Summary Compensation Table in the column entitled “All Other Compensation.”

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Summary Compensation Table - Fiscal Years 2017-2018

The following table sets forth information regarding the compensation for fiscal years 2017 and 2018 awarded to, earned by, or paid to (i) the principal executive officer of the Company during 2018, and (ii) the two other most highly compensated executive officers of the Company during 2018 who were serving as executive officers at December 31, 2018 (together, the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Daniel B. Poneman –	2018	$750,000	$—	$66,000	$—	$1,463,813	$—	$124,911	$2,404,724
President and CEO	2017	$750,000	$—	$—	$—	$900,000	$—	$294,820	$1,944,820
Elmer W. Dyke –	2018	$350,000	$—	—	$—	$639,013	$—	$27,586	$1,016,599
Senior Vice President, Business Operations and Chief Commercial Officer	2017	$350,000	$—	$—	$—	$281,680	$—	$33,004	$664,684
Stephen S. Greene –	2018	$350,000	$—	$—	$—	$639,013	$—	$33,970	$1,022,983
Senior Vice President, Corporate Development and Strategy; Former Senior Vice-President Chief Financial Officer and Treasurer	2017	$350,000	$—	$—	$—	$281,680	$43,113	$38,052	$712,845

(1)	For Mr. Poneman, the amounts shown in the Salary column for 2018 includes $37,500 in contributions under the Company’s Executive Deferred Compensation Plan.

(2)	For Mr. Poneman, the amount reflects the value of 20,000 shares of the Company’s Class A common stock that were awarded to him on April 9, 2019 pursuant to the 2018 amendment of Mr. Poneman’s employment agreement in lieu of a cash portion of Mr. Poneman’s annual incentive bonus.

(3)	For Messrs. Poneman, Dyke and Greene amounts shown for 2018 in the Non-Equity Incentive Plan Compensation column include (i) amounts of $736,500, $299,600, $299,600 respectively, to be paid in May 2019 with respect to annual incentive awards based on the CN&G Committee’s evaluation of the Company’s performance against the annual performance objectives established for 2018 and the CEO’s recommendation on how the annual incentive award pool would be allocated amongst the employees, including the named executive officers, other than himself, and (ii) amounts of $727,313, $339,413, $339,413 respectively, to be paid in April or May 2019 with respect to the LTI Cash Award based on the CN&G Committee’s evaluation of the Company’s achievement of specific strategic business transition goals. The LTI Equity Award, which is based on the appreciation of the price of the Company’s Class A common stock, will be paid in cash once determined. The amount shown for 2018 in the Stock Awards compensation column reflects that portion of Mr. Poneman’s annual incentive bonus for the 2018 performance year which was paid in 20,000 shares of the Company’s Class A common stock in lieu of cash pursuant to the 2018 amendment of Mr. Poneman’s employment agreement see footnote 2.

(4)	For Mr. Greene, the change in total pension value in 2018 was ($17,738).

(5)	For Mr. Poneman, the amounts shown in the All Other Compensation column for 2018 includes $33,250 in Company matching contributions under the Company’s Executive Deferred Compensation Plan, $19,250 in Company matching contributions under the Centrus 401(k) plan, $30,882 for reimbursed legal fees, $26,204 in life insurance premiums paid by the Company, and $15,325 in unused vacation that was paid. For Mr. Dyke, the amounts include $19,250 in Company matching contributions made under the Centrus 401(k) plan and $8,336 in life insurance premiums paid by the Company. For Mr. Greene, the amount includes $19,250 in Company matching contributions made under the Centrus 401(k) plan, $11,523 in life insurance premiums paid by the Company, and $3,197 in unused vacation that was paid.

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CEO Employment Agreement

The Company entered into an employment agreement, effective as of March 6, 2015, as amended, (the “Employment Agreement”) with Mr. Poneman. The Employment Agreement’s initial term ended on March 31, 2017 and has automatically renewed twice, each for a one-year term and will continue to renew annually, unless terminated by either party in accordance with the terms of the Employment Agreement. The Employment Agreement provides Mr. Poneman with an initial base salary of $750,000 per year which will be reviewed annually by the Company’s CN&G Committee for possible increase.

Bonus.  Mr. Poneman is eligible for an annual bonus under the Company’s 2018 Annual Incentive Program (or its successor) with a target amount at least equal to 100% of base salary and a maximum amount of 125% of base salary (or such higher amount as the CN&G Committee may determine in the future). The actual amount of the annual bonus will be determined by the CN&G Committee in its sole discretion and based upon its assessment of whether the applicable performance goals and targets have been achieved during the fiscal year. On November 28, 2018, the Employment Agreement was amended (the “Amendment”) to provide that beginning with the 2018 performance year, Mr. Poneman may be paid up to 10 percent of his annual bonus under the Employment Agreement in fully vested shares of the Company’s Class A common stock in lieu of cash, with the remainder of the annual bonus to be paid in cash. The actual percentage of the annual bonus to be paid in common stock is determined by the CN&G Committee in its sole discretion and is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan, as amended. Per the terms of the Amendment, the number of shares awarded to Mr. Poneman cannot exceed 20,000 shares of the Company’s Class A common stock.

Equity Compensation. In connection with the commencement of Mr. Poneman’s employment, Mr. Poneman was granted a stock option to purchase 300,000 shares of our common stock. The option has a ten-year term with a per share exercise price equal to the fair market value of our common stock on the grant date, and vests and becomes exercisable in equal annual installments on each of the first four anniversaries of the date of grant, subject to Mr. Poneman’s continued employment on the applicable vesting dates. As of March 2019, the options were fully vested.

Long-Term Incentive. Mr. Poneman was a participant in the two-year long-term cash incentive award program under the Company’s 2014 Post-Restructuring Incentive Plan for an amount up to $350,000 which was paid on or about June 30, 2016. The actual amount of the payment was based on the Company’s achievement of Company performance milestones as set forth in the 2014 Post-Restructuring Incentive Plan and was not guaranteed.

Outstanding Equity Awards at Fiscal Year-End December 31, 2018

The following table shows the number of shares of our common stock covered by stock options held by our named executive officers as of December 31, 2018. No stock awards were outstanding at December 31, 2018. All of the awards shown in the table below were granted under the 2014 Equity Incentive Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Daniel B. Poneman	300,000	—	$4.37	03/06/25	—	—
Elmer W. Dyke	50,000	—	$2.71	10/1/25	—	—
Stephen S. Greene	7,500	—	$5.62	11/21/24	—	—
	22,500	—	$3.90	07/24/25

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Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination

Under the Centrus Energy Corp. Executive Severance Plan, if a covered executive is terminated by the Company without cause, he or she is eligible to receive the following:

•	a prorated share of his or her annual incentive bonus for the year in which the executive’s termination occurs (payable at the end of the performance period based on actual performance) up to the date of termination;

•	a lump sum cash severance amount as described below (the “Lump Sum Cash Severance Benefit”); and

•	continuation of medical and dental coverage as well as life insurance paid for by the Company for a period of time after termination (the “Severance Period”) (or until he or she receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.

The Lump Sum Cash Severance Benefit for our covered executives is equal to one times annual base salary and bonus and the Severance Period is one year, except for Mr. Poneman, who is entitled to a Lump Sum Cash Severance Benefit equal to two times annual base salary and bonus and the Severance Period is two years (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination). Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to non-competition and non-solicitation of Company employees during the Severance Period. Under the Executive Severance Plan, no severance is paid to an employee who is terminated for cause or who resigns voluntarily, including retirement.

Payments Made Upon a Change in Control

The Company has entered into change in control agreements with each of its named executive officers. The change in control agreements provide each executive with the following benefits (in lieu of any severance benefits under the Executive Severance Plan described above) if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”), the Company terminates the executive’s employment without cause or the executive terminates his or her employment for “good reason” (as defined in the agreement):

•	a cash lump sum payment equal to two times the sum of his or her annual base salary and bonus (the “Change in Control Lump Sum Benefit”) (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination); and

•	continuation of life and health insurance benefits for him or her and his or her eligible dependents for two years following such termination of employment (the “Covered Period”) or, if sooner, until he or she is covered by comparable programs of a subsequent employer.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation and confidentiality provisions of the change in control agreement during the term of the agreement and during the Covered Period.

Stock Options Granted Under the 2014 Equity Incentive Plan; LTIP

If an executive’s employment is terminated by the Company without cause or by the executive with good reason coincident with or following a change in control, all of the executive’s unvested stock options will become vested. Except as provided in the preceding sentence, if an executive’s employment is terminated by the executive voluntarily, by reason of death, disability or retirement or by the Company for reasons other than for cause, all of the executive’s unvested stock options will be cancelled. If the executive’s employment is terminated for cause, all of the executive’s stock options (whether unvested or vested) will be cancelled and forfeited. Pursuant to the terms of Mr. Poneman’s employment agreement, however, all of his outstanding and unvested stock options will vest upon death, disability or a change in control of the Company.

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If an executive’s employment is terminated due to the executive’s death or disability, the executive will be entitled to payment of a pro-rata portion (based on the portion of the performance period the executive was actually employed by the Company) of the executive’s “target” level of LTI Cash Award. If an executive’s employment is terminated by the Company without cause or by the executive with good reason, or if the executive retires, the executive will be paid a pro-rata portion (based on the portion of the performance period the executive was actually employed by the Company) of his or her LTI Cash Award and LTI Equity Award at the end of the performance period. If an executive’s employment is terminated by the Company without cause or by the executive with good reason, within three months prior to or within one year after a change in control of the Company, the executive will be paid a pro-rata portion (based on the portion of the performance period the executive was actually employed by the Company) of his or her LTI Cash Award and LTI Equity Award at the end of the performance period.

PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by federal securities laws, the Board is providing our stockholders with an opportunity to provide a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the 2019 proxy statement, is hereby approved.”

This advisory vote to approve the compensation of our named executive officers is not binding on us, our Board or the CN&G Committee. However, our Board and the CN&G Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The next such “say-on-pay” vote will occur at our 2020 annual meeting of stockholders.

The Board unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

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PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Finance Committee of the Company has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2019, subject to ratification of this appointment by the stockholders of the Company. One or more representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. PricewaterhouseCoopers LLP representatives will also be available to respond to appropriate questions.

The Audit and Finance Committee has sole authority for appointing and terminating Centrus’ independent auditors for 2019. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2019. The Audit and Finance Committee believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the Company’s independent auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote at the meeting.

The Board recommends voting FOR ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2019.

Audit and Non-Audit Fees

The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit and Finance Committee has delegated pre-approval authority to the Chairman of the Audit and Finance Committee, who presents any decisions to the full Audit and Finance Committee at its next scheduled meeting. The following amounts were billed to the Company by the independent auditors for services rendered for the periods indicated:

Type of Fee	Amount Billed For Year Ended December 31, 2018	Amount Billed For Year Ended December 31, 2017
	(In thousands)	(In thousands)
Audit Fees (1)	$1,014	$943
Audit-Related Fees	—	—
Tax Fees (2)	83	92
All Other Fees (3)	3	3
Total	$1,100	$1,038

(1) Amount billed for year ended December 31, 2018 includes assurance services related to new securities.

(2) Services including review of income tax returns.

(3) Service fee for access to electronic publication for both periods.

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AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is comprised of three independent directors and operates under a written charter. The Committee meets with the internal and independent auditors, with and without management present, to facilitate and encourage private communication.

In fulfilling its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2018. The Committee has discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard 1301 (previously Auditing Standard No. 16), Communications with Audit Committees. In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Audit and Finance Committee

W. Thomas Jagodinski, Chairman

Patricia J. Jamieson

Mikel H. Williams

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DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

Date for Submission of Stockholder Proposals

Under the SEC rules, in order to be considered for inclusion in Centrus’ proxy statement for the 2020 annual meeting of stockholders, proposals from stockholders must be received by the Secretary of the Company at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817 not later than December 25, 2019.

Our bylaws contain an advance notice provision regarding stockholder proposals that are not sought to be included in the Company’s proxy statement, which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be delivered to the Company’s Secretary, at the Company’s principal executive office, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, stockholder nominations for director or other proposed items of business intended to be brought before the next annual meeting of stockholders must be received by the Company between February 7, 2020 and March 8, 2020 in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, June 6, 2020. Any proposals received outside of that period will not be permitted to be raised at the meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the 2019 annual meeting other than those specifically set forth above. If other matters should properly come before the annual meeting or any adjournment thereof, including stockholder proposals that have been excluded pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the persons named as proxies intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

By order of the Board of Directors,

Dennis J. Scott
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Bethesda, Maryland

April 23, 2019

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CENTRUS ENERGY CORP. 6901 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MD 20817 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LEU2019 You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which Stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E71227-P18592 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CENTRUS ENERGY CORP. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Michael Diament 02) W. Thomas Jagodinski 03) Patricia J. Jamieson 04) William J. Madia 05) Daniel B. Poneman 06) Neil S. Subin 07) Mikel H. Williams To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve the non-binding advisory vote on executive compensation. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's registered public accountants for 2019. NOTE: This proxy may be voted in the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E71228-P18592 CENTRUS ENERGY CORP. Annual Meeting of Stockholders June 6, 2019 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marian K. Davis and Dennis J. Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CENTRUS ENERGY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online via live webcast, at 10:00 AM, EDT on June 6, 2019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as set forth on the reverse side. Continued and to be signed on reverse side